UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2007

The Management Network Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27617 (Commission File Number)	48-1129619 (I.R.S. Employer Identification No.)

7300 College Boulevard, Suite 302

Overland Park, Kansas 66210

(Address of principal executive office)(Zip Code)

(913) 345-9315

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        On September 26, 2007, the independent members of the Board of Directors (the “Board”) of The Management Network Group, Inc. (the “Company”) upon the recommendation of the Compensation Committee of the Board approved an executive incentive compensation plan for fiscal year 2007 (the “Plan”). The Plan establishes a cash bonus pool (the “Pool”) for the Company’s executive management, including its principal executive officer, president and chief operating officer, principal financial officer, and other executives, as recommended by the principal executive officer, if the Company earns at least $5,000,000 of non-GAAP EBITDA in fiscal year 2007 (“2007 Non-GAAP EBITDA”). The calculation of 2007 Non-GAAP EBITDA would exclude non-cash charges and extraordinary one-time charges.

The amount available for payment from the Pool (“Payout Amount”) begins at $812,500 if the Company achieves 2007 Non-GAAP EBITDA of $5,000,000. If 2007 Non-GAAP EBITDA exceeds $5,000,000, the Payout Amount increases in accordance with a graduated descending scale ranging from 12.5% to 7.5% of the amounts of 2007 Non-GAAP EBITDA in excess of $5,000,000, provided that the Payout Amount is not to exceed $2,000,000.

The distribution of the Payout Amount, if any, among the Company’s eligible executive management will be determined by the Company’s Compensation Committee and/or independent directors at a later date.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
10.1	2007 Executive Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MANAGEMENT NETWORK GROUP, INC.

By:	/s/ Donald E. Klumb
Donald E. Klumb Vice President and Chief Financial Officer

Date: October 2, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.1	2007 Executive Incentive Compensation Plan